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                                                                    EXHIBIT 10.2

                            THIRD AMENDMENT TO LEASE


THIS LEASE AMENDMENT is made this 25th of January 1999, by and between Malibu Vista Partners, a California general partnership, herein called "Landlord", and Jakks Pacific, Inc. herein called lessee.

                                    RECITALS


WHEREAS, by a lease dated June 18, 1997, and supplement to Lease dated August 10, 1998, Lessor did lease to Lessee Suites #226 and #280. For good and value consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows with regard to the lease:

LESSEE WISHES TO LEASE SUITE 264 (1,857 SQ. FT.) IN ADDITION TO SUITE'S 226 AND
280. THIS SHALL BECOME EFFECTIVE FEBRUARY 15, 1999 AND EXPIRE AUGUST 31, 2002. RENT SHALL BE AT $2.42 MONTHLY, PLUS UTILITIES PASS THRU AT 6.1%. LESSOR ALSO GRANTS TO LESSEE USE OF UPPER LEVEL STORAGE AREA AS CONSIDERATION OF THIS AMENDMENT. LESSEE TO HAVE FIRST RIGHT OF REFUSAL ON SUITE 270, CONSISTING OF APPROXIMATELY 1,050 SQ. FT. PROVIDED LESSEE NOTIFY LESSOR WRITTEN INTENT TO DO SO WITHIN 72 HOURS OF LESSOR'S NOTIFICATION TO LESSEE THAT THE SUITE HAS BECOME AVAILABLE.

*All other terms and conditions shall remain in full force and effect.

This agreement shall be binding upon in inure to the benefit of the parties to the Lease and their successors and assigns.

LANDLORD:                               TENANT:
Malibu Vista Partners                   Jakks Pacific, Inc.


/s/ Barry L. Cowen   2/10/99            /s/ Joel M. Bennett    2/10/99
------------------------------          -------------------------------------
Barry L. Cowan        Dated             Joel M. Bennett          Dated
Property Manager                        Chief Financial Officer